EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Perritt MicroCap Opportunities Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Perritt MicroCap Opportunities Fund, Inc. for the semi-annual period ended April 30, 2008, , as amended pursuant to Amendment No. 1 to the Form N-CSR, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Perritt MicroCap Opportunities Fund, Inc. for the stated period.

/s/ Michael J. Corbett Michael J. Corbett President, Perritt MicroCap Opportunities Fund, Inc,	/s/ Samuel J. Schulz Samuel J. Schulz Treasurer, Perritt MicroCap Opportunities Fund, Inc.
Dated: 7/10/08	Dated: 7/10/08

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Perritt MicroCap Opportunities Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.